Exhibit 2.1

AMENDMENT NO. 2

TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2, dated as of May 11, 2007 (this “Amendment”), to the Agreement and Plan of Merger, dated as of October 17, 2006 and amended as of December 20, 2006 (the “Agreement”), is by and among Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (“CME Holdings”), CBOT Holdings, Inc., a Delaware corporation (“CBOT Holdings”), and Board of Trade of the City of Chicago, Inc., a Delaware non-stock corporation and subsidiary of CBOT Holdings (“CBOT”).

RECITALS

WHEREAS, CME Holdings, CBOT Holdings and CBOT desire to amend and supplement certain terms of the Agreement as described in this Amendment;

WHEREAS, the Boards of Directors of CME Holdings, CBOT Holdings and CBOT have each determined that the Amendment is consistent with, and will further, their respective business strategies and goals, and have deemed it advisable and in the best interests of their respective companies, stockholders and members that CME Holdings and CBOT Holdings engage in a business combination; and

WHEREAS, all capitalized terms not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

1. Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended as follows:

a. Each of the following definitions is deleted in its entirety: “Actual Cash Amount”, “Available Cash Amount”, “Average CME Holdings Stock Price”, “Cash Fraction”, “Cash Share”, “Determination Date”, “Election Date”, “Election Form”, “Mailing Date”, “No Election Shares”, “Per Share Cash Consideration” and “Stock Consideration”.

b. The following definitions are added immediately after the definition of “NYSE”:

“‘Offer Price’ has the meaning set forth in Section 6.18.”

“‘Offer Shares’ has the meaning set forth in Section 6.18.”

2. Amendment to Section 1.7(a). The first sentence of Section 1.7(a) of the Agreement is hereby amended and restated as follows:

“At the Effective Time, as reflected in the Certificate of Incorporation and By-Laws, the number of directors of the Surviving Entity shall be thirty (30), consisting of twenty (20) directors of CME Holdings as of immediately prior to the Effective Time (the “CME Holdings Directors”) and ten (10) directors of CBOT Holdings as of immediately prior to the Effective Time (the “CBOT Holdings Directors”).”

The fourth sentence of Section 1.7(a) of the Agreement is hereby amended and restated as follows:

“The CBOT Holdings Directors shall be allocated among the different classes of directors of the Surviving Entity as may be mutually agreed by CBOT Holdings and CME Holdings so that each class of directors has ten (10) directors.”

3. Amendment to Section 1.9(a). Section 1.9(a) of the Agreement is hereby amended and restated in its entirety as follows:

“At the Effective Time, subject to the other provisions of Article I and Article II, each share of CBOT Holdings Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of CBOT Holdings Class A Common Stock owned by CME Holdings or CBOT Holdings or any of their respective wholly-owned subsidiaries), together with the CBOT Holdings Rights attached thereto or associated therewith, shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive 0.3500 shares (the “Exchange Ratio”) of CME Holdings Class A Common Stock, together with the CME Holdings Rights attached thereto or associated therewith and subject to adjustment in accordance with Section 1.9(c) (the “Merger Consideration”).”

4. Amendment to Section 1.9(b). Section 1.9(b) of the Agreement is hereby amended and restated in its entirety as follows:

“From and after the Effective Time, all of the shares of CBOT Holdings Class A Common Stock, and associated CBOT Holdings Rights, converted into the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (each a “Certificate”) previously representing any such shares of CBOT Holdings Class A Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive (i) the Merger Consideration, (ii) any dividends and other distributions in accordance with Section 2.1(f) and (iii) any dividends or other distributions on the CBOT Holdings Class A Common Stock permitted by Section 5.1(b)(i) and which remain unpaid at the Effective Time.

5. Amendment to Section 1.9(c). Section 1.9(c) of the Agreement is hereby amended by deleting the phrase “the Stock Consideration, the Per Share Cash Consideration” and replacing it with the phrase “the Offer Price, the Offer Shares”.

2

6. Amendment to Section 1.9(e). Section 1.9(e) of the Agreement is hereby amended and restated in its entirety as follows:

“This Agreement is intended to meet the requirements of Treasury Regulation section 1.368-1T(e)(2).”

7. Amendment to Section 1.10. Section 1.10 of the Agreement is hereby deleted in its entirety and replaced with the phrase “[Reserved].”

8. Amendment to Section 2.1(a). Section 2.1(a) of the Agreement is hereby amended and restated in its entirety as follows:

“Prior to the Effective Time, CME Holdings shall appoint an exchange agent reasonably acceptable to CBOT Holdings (the “Exchange Agent”) for the purpose of exchanging Certificates representing shares of CBOT Holdings Class A Common Stock and non-certificated shares represented by book entry (“Book-Entry Shares”) for the Merger Consideration. Promptly after the Effective Time, but in no event more than three (3) Business Days thereafter, the Surviving Entity will send, or will cause the Exchange Agent to send, to each holder of record of shares of CBOT Holdings Class A Common Stock as of the Effective Time, a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) in such form as CBOT Holdings and CME Holdings may reasonably agree, for use in effecting delivery of shares of CBOT Holdings Class A Common Stock to the Exchange Agent. At the Effective Time, CME Holdings shall deposit with the Exchange Agent the number of shares of CME Holdings Class A Common Stock (including fractional shares) to be delivered as Merger Consideration in exchange for shares of CBOT Holdings Class A Common Stock. CME Holdings shall also make sufficient funds available to the Exchange Agent from time to time as needed to pay cash in respect of dividends or other distributions contemplated by Section 2.1(f) and any dividends or other distributions on the CBOT Holdings Class A Common Stock permitted by Section 5.1(b)(i) and which remain unpaid at the Effective Time. Exchange of any Book-Entry Shares shall be effected in accordance with CME Holdings’ customary procedures with respect to securities represented by book entry.”

9. Amendment to Section 2.1(b). Section 2.1(b) of the Agreement is hereby amended by amending and restating clause (B) in the first sentence as follows:

“(B) a check in the amount equal to the dividends and other distributions payable pursuant to Section 2.1(f) and any dividends or other distributions on the CBOT Holdings Class A Common Stock permitted by Section 5.1(b)(i) and which remain unpaid at the Effective Time.”

10. Amendment to Section 3.23. Section 3.23 of the Agreement is hereby amended by deleting the phrase “October 17, 2006” and replacing it with the phrase “May 11, 2007”.

3

11. Amendment to Section 4.21. Section 4.21 of the Agreement is hereby amended by deleting the phrase “October 16, 2006” and replacing it with the phrase “May 11, 2007”.

12. Amendment to Section 5.1(b). Section 5.1(b)(i) of the Agreement is hereby amended and restated as follows:

“declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its Securities, other than dividends or distributions by wholly owned CBOT Holdings Subsidiaries; provided, that CBOT Holdings may pay a quarterly cash dividend of $0.29 per outstanding share of CBOT Holdings Common Stock to holders of record on the applicable record date (as determined in accordance with applicable Law and the rules of the NYSE) in each of the three month periods ending September 30, 2007 and December 31, 2007; provided, however, that no record date shall be set or dividend shall be paid in any such three month period in which the Effective Time occurs or is expected to occur; and provided, further, that in the event the Effective Time has not occurred prior to March 31, 2008, CBOT Holdings may pay a quarterly cash dividend to holders of record on March 31, 2008 of CBOT Holdings Common Stock in the aggregate amount equal to 30% of (A) the sum of (w) 2007 consolidated net income, plus (x) consolidated depreciation and amortization expense in 2007, plus (y) the after-tax impact on CBOT Holdings and its consolidated subsidiaries of stock-based compensation in 2007, minus (z) the amount of expenditures for property, plant and equipment made by CBOT Holdings and its consolidated subsidiaries in 2007, in each case of clause (w), (x), (y) and (z) as reflected in the CBOT Holdings audited financial statements for fiscal year 2007, multiplied by (B) 25%,”

13. Amendment to Article VI. Article VI of the Agreement is hereby amended to add a new Section 6.18 as follows:

“As promptly as practicable after the Effective Time, CME Holdings shall commence and consummate a tender offer for 6,250,000 shares of CME Holdings Class A Common Stock (the “Offer Shares”) (or such lesser number of shares that are tendered in the tender offer) at a fixed cash price of $560.00 per share (the “Offer Price”). For the sake of clarity, nothing in this paragraph and no action contemplated by this paragraph, shall give rise to any adjustment to the Exchange Ratio pursuant to Section 1.9(a) or give rise to a breach of any of the covenants in Section 5.2.”

14. Amendment to Section 8.3(a). Section 8.3(a) of the Agreement is hereby amended by deleting the phrase “$240.0 million” and replacing it with the phrase “$288.0 million”.

15. Amendment to Section 9.2. Section 9.2 of the Agreement is hereby amended by revising the notice provision for CBOT Holdings as follows:

4

CBOT Holdings, Inc.

141 W. Jackson Blvd

Chicago, IL 60604

Telecopier: (312) 347-4259

Attention: Bernard W. Dan, President and Chief Executive Officer

16. Amendment of Certificate of Incorporation of the Surviving Entity. The form of the Certificate of Incorporation of the Surviving Entity attached to the Agreement as Exhibit A is hereby removed and replaced in its entirety with the form of Certificate of Incorporation attached hereto as Exhibit A.

17. Amendment of By-Laws of the Surviving Entity. The form of By-Laws of the Surviving Entity attached to the Agreement as Exhibit B is hereby removed and replaced in its entirety with the form of By-Laws attached hereto as Exhibit B.

18. Interpretation. The Agreement shall not be amended or otherwise modified by this Amendment except as set forth in Sections 1 through 17 of this Amendment. The provisions of the Agreement that have not been amended hereby shall remain in full force and effect. The provisions of the Agreement amended hereby shall remain in full force and effect as amended hereby. In the event of any inconsistency or contradiction between the terms of this Amendment and the Agreement, the provisions of this Amendment shall prevail and control.

19. Reference to the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereof”, “herein”, “herewith”, “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to the Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, a reference to the Agreement in any such instrument or document to be deemed to be a reference to the Agreement as amended by this Amendment.

20. Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Amendment shall become effective when each Party hereto shall have received counterparts thereof signed and delivered (by telecopy or otherwise) by the other Parties hereto.

21. Governing Law. This Amendment shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to its rules of conflicts of law.

[remainder of this page intentionally left blank]

5

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

By:	/s/ Terrence A. Duffy
Name:	Terrence A. Duffy
Title:	Executive Chairman

By:	/s/ Craig S. Donohue
Name:	Craig S. Donohue
Title:	Chief Executive Officer

CBOT HOLDINGS, INC.

By:	/s/ Charles P. Carey
Name:	Charles P. Carey
Title:	Chairman

By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

By:	/s/ Charles P. Carey
Name:	Charles P. Carey
Title:	Chairman

By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer

EXHIBIT A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CME GROUP INC.

ARTICLE ONE: The name of the corporation is CME Group Inc.

ARTICLE TWO: The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE THREE: The purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as set forth in Title 8 of the Delaware Code (the “DGCL”).

ARTICLE FOUR: The total number of shares of all classes of capital stock that the corporation is authorized to issue is 1,010,003,138 shares, of which:

10,000,000 shares shall be shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”), including 140,000 authorized shares of Series A Junior Participating Preferred Stock (the “Series A Junior Participating Preferred Stock”);

1,000,000,000 shares shall be shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”);

625 shares shall be shares of Class B-1 Common Stock, par value $.01 per share (the “Class B-1 Common Stock”);

813 shares shall be shares of Class B-2 Common Stock, par value $.01 per share (the “Class B-2 Common Stock”);

1,287 shares shall be shares of Class B-3 Common Stock, par value $.01 per share (the “Class B-3 Common Stock”); and

413 shares shall be shares of Class B-4 Common Stock, par value $.01 per share (the “Class B-4 Common Stock”).

The term “Class B Common Stock” shall mean, collectively, Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock. The term “Common Stock” shall mean, collectively, the Class A Common Stock and the Class B Common

Stock. The designations, voting powers, optional or other special rights and the qualifications, limitations or restrictions thereof, of the above classes shall be as follows:

DIVISION A

PREFERRED STOCK

The rights, preferences and privileges and qualifications, limitations and restrictions granted to and imposed on the shares of Preferred Stock of the corporation shall be as set forth below in this Division A.

Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations, as the board of directors shall determine. The board of directors is hereby authorized to fix, state and establish, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, the relative powers, rights, designations, preferences, qualifications, limitations and restrictions of such series in relation to any other series of Preferred Stock at the time outstanding. The board of directors is also expressly authorized to fix the number of shares of each such series, but not below the number of shares thereof then outstanding. The authority of the board of directors with respect to each series of Preferred Stock shall include (without limitation) the determination of the following:

(a) the dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the rights of priority, if any, with respect to the payment of dividends on the shares of such series relative to other series of Preferred Stock or classes of stock;

(b) whether the shares of such series shall have voting rights (other than the voting rights provided by law) and, if so, the terms and extent of such voting rights;

(c) whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the occurrence of such events as the board of directors may prescribe;

(d) whether the shares of such series shall be subject to redemption by the corporation or at the request of the holder(s) thereof, and, if so, the terms and conditions of any such redemption;

(e) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the rights of priority, if any, with respect to the distribution of assets on the shares of such series relative to other series of Preferred Stock or classes of stock; and

(f) any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation, as the same may be amended from time to time.

*  *  *  *

Pursuant to the above stated authority, the board of directors has designated the following series of Preferred Stock:

SECTION 1. DESIGNATION AND AMOUNT.

The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 140,000.

SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

(a) The holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $.01 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Class A Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the corporation shall at any time after the date of consummation of the merger of CME Merger Subsidiary Inc. with and into the Exchange (as defined below) (the “Rights Declaration Date”) (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(b) The corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (a) above immediately after it declares a dividend or distribution on the Class A Common Stock (other than a dividend payable in shares of Class A Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class A Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

SECTION 3. VOTING RIGHTS.

The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

(c) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to Paragraph (c)(iii) of this Section 3 or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the board of directors as may then exist up to two directors or, if such right is exercised at an annual meeting, to elect two directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the board of directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, any Managing Director or the Secretary of the corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the board of directors may (except as provided in Paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of Paragraph (c)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the board of directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

SECTION 4. CERTAIN RESTRICTIONS.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under Paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5. REACQUIRED SHARES.

Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.

SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to 1,000 times the Exercise Price, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Paragraph (c) of this Section 6 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”).

Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of both classes of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of both classes of Common Stock.

(c) In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

SECTION 7. CONSOLIDATION, MERGER, ETC.

In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

SECTION 8. NO REDEMPTION.

The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

SECTION 9. AMENDMENT.

The Certificate of Incorporation of the corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

SECTION 10. FRACTIONAL SHARES.

Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

*  *  *  *

DIVISION B

COMMON STOCK

SUBDIVISION 1: GENERAL PROVISIONS

The rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the classes of Common Stock shall be as set forth in this Division B.

SECTION 1. DEFINITIONS.

In addition to the terms defined elsewhere, the following terms shall have the respective meanings set forth below:

“Core Rights” shall mean:

(1) the divisional product allocation rules applicable to each membership class as set forth in the rules of the Exchange;

(2) the trading floor access rights and privileges granted to members of the Exchange;

(3) the number of authorized and issued shares of any class of Class B Common Stock; or

(4) the eligibility requirements for any Person to exercise any of the trading rights or privileges of members in the Exchange.

“Exchange” shall mean Chicago Mercantile Exchange Inc., a subsidiary of the corporation.

“Person” shall mean any individual, corporation, partnership, trust or other entity.

“CBOT” shall mean Board of Trade of the City of Chicago, Inc., a subsidiary of the corporation.

A “Transfer” (and the related term “Transferred”) shall mean any sale, pledge, gift, assignment or other transfer of any ownership in any share of Class B Common Stock.

SECTION 2. GENERAL.

Except as otherwise set forth in this Division B, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of Common Stock shall be identical in all respects.

SECTION 3. DIVIDENDS.

Subject to the rights of the holders of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the corporation as may be declared thereon by the board of directors from time to time out of assets or funds of the corporation legally available therefore, and shall share equally on a per share basis in all such dividends and other distributions.

SECTION 4. VOTING RIGHTS.

Subject to the rights of holders of Class B Common Stock set forth in this Division B, at every meeting of the shareholders of the corporation in connection with the election of Equity

Directors (as defined below) and all other matters submitted to a vote of shareholders, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock registered in his or her name on the transfer books of the corporation. Except as otherwise required by law or by this Division B, the holders of each class of Common Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on all matters submitted to a vote of shareholders of the corporation.

SECTION 5. LIQUIDATION RIGHTS.

Upon the liquidation, dissolution or winding up of the corporation, holders of Common Stock shall be entitled to receive any amounts available for distribution to holders of Common Stock after the payment of, or provision for, obligations of the corporation and any preferential amounts payable to holders of any outstanding shares of Preferred Stock.

SUBDIVISION 2: CLASS B COMMON STOCK

In addition to the rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of Class B Common Stock of the corporation as set forth in Subdivision 1 of this Division B, the rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of Class B Common Stock of the corporation shall be as set forth in this Subdivision 2 of this Division B.

SECTION 1. SPECIAL VOTING RIGHTS.

In addition to the voting rights set forth in Subdivision 1 of this Division B, the holders of shares of Class B Common Stock shall, subject to Paragraph (c) of this Section 1, have the following additional voting rights:

(a) ELECTION OF CLASS B DIRECTORS. Subject to and in accordance with Article Five, Holders of shares of Class B-1 Common Stock shall have the sole right to elect three directors to the corporation’s board of directors (the “Class B-1 Directors”), and each holder of Class B-1 Common Stock shall have one vote per share in any such election. Holders of shares of Class B-2 Common Stock shall have the sole right to elect two directors to the corporation’s board of directors (the “Class B-2 Directors”), and each holder of Class B-2 Common Stock shall have one vote per share in any such election. Holders of shares of Class B-3 Common Stock shall have the sole right to elect one director to the corporation’s board of directors (the “Class B-3 Director” and together with the Class B-1 Directors and Class B-2 Directors, the “Class B Directors”), and each holder of Class B-3 Common Stock shall have one vote per share in any such election.

(b) CORE RIGHTS. Any change, amendment or modification of the Core Rights or of the terms of Section 3 of this Subdivision 2 shall be submitted to a vote of the holders of the Class B Common Stock for their consideration and approval. In any such vote, holders of Class B-1 Common Stock shall be entitled to six votes for each share of Class B-1 Common Stock held, holders of Class B-2 Common Stock shall be entitled to two votes for each share of Class B-2 Common Stock held, holders of Class B-3 Common Stock shall be entitled to one vote for each share of Class B-3 Common Stock held and holders of Class B-4 Common

Stock shall be entitled to one-sixth of one vote for each share of Class B-4 Common Stock held. Any such change, amendment or modification must be approved by a majority of the aggregate votes cast by the holders of the Class B Common Stock present (in person or by proxy) and voting at the meeting of holders of Class B Common Stock called for the purpose of voting on the proposed change, amendment or modification; provided that holders of at least a majority of the aggregate number of votes entitled to vote on the matter shall be present, in person or by proxy, at such meeting. The absence of a quorum of the holders of Common Stock shall not effect the exercise by the holders of Class B Common Stock of the voting rights granted pursuant to this Paragraph (b).

(c) LIMITATION ON VOTING RIGHTS. Notwithstanding anything to the contrary contained in this Section 1 of this Subdivision 2, for so long as any Person or group of Persons acting in concert beneficially own (as defined below) 15% or more of the outstanding shares of any class of Class B Common Stock, then in any election of directors elected by that class or other exercise of voting rights with respect to Core Rights or with respect to the election or removal of directors elected by that class, such Person or group shall only be entitled to vote (or otherwise exercise voting rights with respect to) a number of shares of that class of Class B Common Stock that constitutes a percentage of the total number of shares of that class of Class B Common Stock then outstanding which is less than or equal to such Person or group’s Entitled Voting Percentage (as defined below). For the purposes hereof, a Person or group’s “Entitled Voting Percentage” at any time shall mean the percentage of the then outstanding shares of Class A Common Stock in the aggregate, beneficially owned by such Person or group at such time. For purposes of this Paragraph (c), a “beneficial owner” of Common Stock includes any Person or group of Persons who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock.

SECTION 2. LIMITATION ON OWNERSHIP AND TRANSFER RESTRICTIONS.

(a) Shares of Class B Common Stock may not be Transferred at any time except as follows and subject to the following limitations:

(i) No person may own a share of Class B-1 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of a CME Division membership (“CME Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-1 Common Stock for each CME Membership;

(ii) No person may own a share of Class B-2 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of an International Monetary Market Division membership (“IMM Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-2 Common Stock for each IMM Membership;

(iii) No person may own a share of Class B-3 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of an Index and Option Market Division membership (“IOM Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-3 Common Stock for each IOM Membership;

(iv) No person may own a share of Class B-4 Common Stock unless that person is recognized on the books and records of the Exchange as an owner of a Growth and Emerging Markets Division membership (“GEM Membership”) as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-4 Common Stock for each GEM Membership;

(b) No share of Class B-1 Common Stock may be Transferred other than in connection with the Transfer of a CME Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-1 Common Stock may be Transferred with a CME Membership;

(c) No share of Class B-2 Common Stock may be Transferred other than in connection with the Transfer of an IMM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-2 Common Stock may be Transferred with an IMM Membership;

(d) No share of Class B-3 Common Stock may be Transferred other than in connection with the Transfer of an IOM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-3 Common Stock may be Transferred with an IOM Membership;

(e) No share of Class B-4 Common Stock may be Transferred other than in connection with the Transfer of a GEM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-4 Common Stock may be Transferred with a GEM Membership;

(f) Every certificate for shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock shall bear a legend on its face reading as follows:

“The shares of Common Stock represented by this certificate may not be Transferred to any person in connection with a Transfer that does not meet the rules of the Exchange or the terms of the Certificate of Incorporation of this corporation until the transfer restrictions applicable to the shares represented by this certificate expire, and no person who receives the shares represented by this certificate in connection with a Transfer that does not satisfy the rules of the Exchange or the terms of the Certificate of Incorporation of this corporation prior to such time is entitled to own or to be registered as the record holder of the shares of Common Stock represented by this certificate. Each holder of this certificate, by accepting the certificate, accepts and agrees to all of the foregoing.”

(g) Except as permitted by this Section 2 of this Subdivision 2, any proposed Transfer of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock or Class B-4 Common Stock shall be void.

SECTION 3. COMMITMENT TO MAINTAIN FLOOR TRADING.

The corporation shall cause the Exchange, (i) as long as an open outcry market is liquid (as defined below), to maintain for such open outcry market a facility for conducting business, for the dissemination of price information, for clearing and delivery and (ii) to provide reasonable financial support (consistent with the calendar year 1999 budget levels established by Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange) for technology, marketing and research for open outcry markets. If an open outcry market is not liquid, as determined by the board of directors, the board may determine, in its sole discretion, whether such obligations will continue, and for how long, in respect of such market. For purposes of this Section, an open outcry market will be deemed “liquid” if it meets any of the following tests on a quarterly basis:

(a) if a comparable exchange-traded product exists, including electronic trading at the Exchange, the Exchange’s open outcry market has maintained at least 30% of the average daily volume of such comparable product (including, for calculation purposes, volume from exchange-for-physical transactions in such open outcry market); or

(b) if a comparable exchange-traded product exists and the product trades exclusively by open outcry at the Exchange, the Exchange’s open outcry market has maintained at least 30% of the open interest of such comparable product; or

(c) if no comparable exchange-traded product exists, the open outcry market has maintained at least 40% of the average quarterly volume in that market during 1999 at Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange (including, for calculation purposes, volume from exchange-for-physical transactions in such open outcry market); or

(d) if no comparable exchange-traded product exists and the product trades exclusively by open outcry, the open outcry market has maintained at least 40% of the average open interest in that market during 1999 at Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange.

ARTICLE FIVE:

(A) As of the time of acceptance by the Delaware Secretary of State of the filing of this Certificate of Incorporation (the “Effective Time”), the board of directors of the corporation shall consist of 30 members, including 24 directors that are not Class B Directors (the “Equity Directors”), three Class B-1 Directors, two Class B-2 Directors and one Class B-3 Director. Until the annual meeting of shareholders to be held in 2010 (the “2010 Annual Meeting”), at least ten Equity Directors shall be CBOT Directors. During the period starting on the Effective Time and ending on the first business day prior to the 2010 Annual Meeting (i) it shall be a qualification for any director to be nominated or elected by the board of directors to replace any CME Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of the corporation) that such replacement director shall have been designated by the CME Nominating Representatives and (ii) it shall be a qualification for any director to be nominated or elected by the board of directors to replace any CBOT Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of the corporation) that such replacement director shall have been designated by the CBOT Nominating Representatives. For purposes of this certificate of incorporation, the terms “CME Director,” “CME Nominating Representatives,” “CBOT Director” and “CBOT Nominating Representatives” shall have the respective meanings set forth in the corporation’s bylaws as in effect at the Effective Time.

(B) The board of directors of the corporation shall be divided into three classes, designated Class I, Class II and Class III. Each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors of the corporation. At the Effective Time, the board of directors shall consist of the members appointed to the various classes as provided in Article X of the bylaws of the corporation. The terms of the initial Class I directors shall expire at the first annual meeting of shareholders to be held after the Effective Time; the terms of the initial Class II directors shall expire at the second annual meeting of shareholders to be held after the Effective Time; and the terms of the initial Class III directors shall expire at the third annual meeting of shareholders to be held after the Effective Time.

(C) At each annual meeting of shareholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term.

(D) A director shall hold office until the annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(E) Subject to the provisions of Article X of the bylaws of the corporation during the Transition Period (as such term is defined in the bylaws in effect as of the Effective Time) and Paragraph (A) of this Article Five, any vacancy on the board of directors of the corporation may be filled by a majority of the board of directors then in office and any director elected to fill such a vacancy shall have the same remaining term as that of his or her predecessor; PROVIDED, HOWEVER, that any vacancy occurring with respect to a Class B-1 Director, a Class B-2 Director or a Class B-3 Director shall be filled from the candidates who lost for such position from the most recent election, with the candidates being selected to fill such vacancy in the order of the aggregate number of votes received in such previous election.

(F) No person shall be eligible for election as a Class B-1 Director, a Class B-2 Director or a Class B-3 Director unless he or she shall own, or be recognized as the owner for the purposes of the Exchange of, at least one share of the class of Class B Common Stock entitled to elect such director.

(G) Any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to elect such person as a director.

(H) During the period starting on the Effective Time and ending on the first business day prior to the 2010 Annual Meeting, the corporation shall not amend, modify or repeal any provision contained in this Article Five or Article Fifteen unless such amendment, modification or repeal is approved by (i) a majority of the CME Directors, and (ii) a majority of the CBOT Directors.

ARTICLE SIX: The board of directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the corporation shares of Preferred Stock, Class A Common Stock or securities of any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the board of directors and set forth in the contracts or instruments that evidence such rights. The authority of the board of directors with respect to such rights shall include, without limitation, determination of the following:

(A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the corporation;

(C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the corporation, a change in ownership of the corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the corporation or any stock of the corporation, and provisions restricting the ability of the corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the corporation under such rights;

(D) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(E) Provisions which permit the corporation to redeem or to exchange such rights; and

(F) The appointment of a rights agent with respect to such rights.

ARTICLE SEVEN:

(A) In furtherance of and not in limitation of the powers conferred by law, subject to the provisions of Article X of the bylaws of the corporation, the board of directors is expressly authorized and empowered to adopt, amend or repeal the bylaws;

PROVIDED, HOWEVER, that the bylaws may also be altered, amended or repealed by the affirmative vote of the holders of two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class.

(B) Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

ARTICLE EIGHT: No shareholder shall have any preemptive right to subscribe to an additional issue of any class or series of the corporation’s capital stock or to any securities of the corporation convertible into such stock.

ARTICLE NINE: Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with Paragraph (G) of Article Five or Articles Six, Nine, Ten, Eleven, Twelve, Thirteen, Fourteen or Fifteen of this Certificate of Incorporation.

ARTICLE TEN: No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article by the shareholders shall not adversely affect any right or protection of a director of the corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE ELEVEN: The corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors. The right to indemnification conferred by this Article Eleven shall include the right to be paid by the corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article Eleven to directors and officers of the corporation.

The rights to indemnification and to the advance of expenses conferred in this Article Eleven shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the bylaws of the corporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

Any repeal or modification of this Article Eleven by the shareholders of the corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE TWELVE: In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the board of directors (and any committee of the board of directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the board of directors or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the board of directors and management of the corporation with respect to any transaction which may result in a change in control of the corporation which is proposed or initiated by such Person or (B) contest or oppose any such transaction which the board of directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the corporation and its business, assets or properties or the shareholders of the corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the corporation, which rights, options, capital stock, notes, debentures or other evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the board of directors or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the board of directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

ARTICLE THIRTEEN: No action required to, or which may, be taken at an annual or special meeting of shareholders of the corporation may be taken without a meeting, and the power of the shareholders of the corporation to act by written consent, whether pursuant to Section 228 of the DGCL or otherwise, is specifically denied.

ARTICLE FOURTEEN: Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by this Certificate of Incorporation, may be called by the Chairman of the Board, in his discretion, and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the directors then holding office. Any such written request shall state the purpose or purposes of the proposed meeting.

ARTICLE FIFTEEN: The corporation shall, and shall cause each of the Exchange and CBOT and their respective successors and successors-in-interest to, (i) grant to each holder of a CME Membership and each holder of a Series B-1 membership in CBOT all trading rights and privileges for all new products first made available after the Effective Time and traded on the open outcry exchange system of the Exchange or CBOT or any electronic trading system maintained by the Exchange or CBOT or any of their respective successors or successors-in-interest; (ii) prohibit the Exchange and any of its successors or successors-in-interest from trading products that, as of the Effective Time, are traded on CBOT’s open outcry exchange system or any electronic trading system maintained by CBOT; and (iii) prohibit CBOT and any of its successors or successors-in-interest from trading products that, as of the Effective Time, are traded on the Exchange’s open outcry exchange system or any electronic trading system maintained by the Exchange. The board of directors of the corporation shall, and shall cause the Exchange and CBOT to, enforce these requirements. Other members of CBOT shall have such trading rights and privileges for new products first made available after the Effective Time and traded on the open outcry exchange system of the Exchange or CBOT or any electronic trading system maintained by the Exchange or CBOT or any of their respective successors or successors-in-interests as determined by the board of directors of the corporation in its sole discretion.

EXHIBIT B

AS AMENDED _____________, 200_

FOURTH AMENDED AND RESTATED BYLAWS

OF

CME GROUP INC.

ARTICLE I

Shareholders’ Meetings

Section 1.1 Annual Meetings. (a) The annual meetings of shareholders shall be held on such date, at such time and at such place, either within or without the state of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Subject to paragraph (b) of this Section 1.1, any other proper business may be transacted at an annual meeting.

(b) At the annual meetings the shareholders shall elect the Board of Directors, and transact such other business as may properly be brought before the meeting. For such business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof to the Secretary, delivered or mailed to and received at the principal executive offices of the Corporation (x) not less than 90 days nor more than 120 days prior to the meeting, or (y) if less than 100 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to shareholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or, if earlier, the day on which such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each item of business the shareholder proposes to bring before the meeting (1) a brief description of such item and the reasons for conducting such business at the meeting and a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the business specified in the notice, (2) the name and address, as they appear on the Corporation’s records, of the shareholder proposing such business, (3) the class, and series if any, and number of shares of stock of the Corporation which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and (4) any material interest of the shareholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting at which any business is proposed by a shareholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

Section 1.2 Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time only by the Chairman of the Board or by a majority of the total number of authorized Directors. The business transacted at a special meeting of shareholders shall be limited to the purpose or purposes for which such meeting is called.

Section 1.3 Notice of Meetings. A written notice of each annual or special meeting of shareholders shall be given stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, such notice of meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 1.4 Adjournments. Any annual or special meeting of shareholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with Section 1.3 of these Bylaws.

Section 1.5 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of stock having not less than one-third of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of shareholders. In the absence of a quorum, then either (i) the chairman of the meeting or (ii) the shareholders may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of shareholders, even though less than a quorum remains, shall not affect the ability of the remaining shareholders lawfully to transact business.

Section 1.6 Organization. Meetings of shareholders shall be presided over by the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer (in that order), or in their absence, inability or unwillingness, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of the shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

Section 1.7 Voting. (a) The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 1.10 of these Bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

(b) Except as may be otherwise provided in the Certificate of Incorporation or in these Bylaws, or as may be otherwise required by applicable law: (i) in all matters other than the election of Directors, the affirmative vote of the holders of shares representing a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; (ii) each Director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of such Director; and (iii) where a separate vote by a class or series is required, other than with respect to the election of Directors, the affirmative vote of the holders of shares of such class or series representing a majority of the votes present in person or represented by proxy at the meeting shall be the act of such class or series.

(c) Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors of election unless so required by Section 1.9 of these Bylaws or so determined by the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote which are present in person or represented by proxy at such meeting.

(d) Stock of the Corporation belonging to the Corporation, or to another Corporation, a majority of the shares entitled to vote in the election of Directors of which are held by the Corporation, shall not be voted at any meeting of shareholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.7 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

Section 1.8 (a) Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

(b) A shareholder may authorize another person or persons to act for such shareholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such shareholder or such shareholder’s authorized officer, Director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such shareholder.

(c) Any inspector or inspectors appointed pursuant to Section 1.9 of these Bylaws shall examine each Transmission to determine whether it is valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

Section 1.9 Voting Procedures and Inspectors of Elections. (a) Unless otherwise provided in the Certificate of Incorporation or required by law, the following provisions of this Section 1.9 shall apply only if and when the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 shareholders.

(b) The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors of election (individually an “inspector,” and collectively the “inspectors”) to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at such meeting, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability.

(c) The inspectors shall (i) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each, (ii) determine the number of shares of stock of the Corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

(d) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any shareholder shall determine otherwise.

(e) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in paragraphs (b) and (c) of Section 1.8 of these Bylaws, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a shareholder of record to cast or more votes than such shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors, at the time they make their certification pursuant to paragraph (c) of this Section 1.9, shall specify the precise information considered by them, including the person or persons from whom such information was obtained, when and the means by which such information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 1.10 Fixing Date of Determination of Shareholders of Record. (a) In order that the Corporation may determine the shareholders entitled (i) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than 10 days before the date of such meeting; and (2) in the case of any other action, shall be not more than 60 days before such action.

(b) If no record date is fixed, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.11 List of Shareholders Entitled to Vote. The Secretary shall prepare, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger or to vote in person or by proxy at any meeting of shareholders.

ARTICLE II

Board of Directors

Section 2.1 Number; Qualifications. The Board of Directors shall consist of the number of Directors as provided in the Certificate of Incorporation, and no person shall serve as a Director unless he or she meets the requirements, if any, provided in the Certificate of Incorporation for service on the Board of Directors.

Section 2.2 Election; Resignation; Vacancies. (a) Subject to the provisions of the Certificate of Incorporation and the provisions of Article X, at each annual meeting of shareholders, the shareholders shall elect, pursuant to the terms of the Certificate of Incorporation, the successors to the Directors whose terms expire at that meeting, and each Director shall hold office until the annual meeting at which such Director’s term expires and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. Any Director may resign at any time by giving written notice to the Chairman of the Board, if any, the Chief Executive Officer or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

(b) Subject to the provisions of Article X, only persons who are nominated in accordance with the following procedures shall be eligible for election as Equity Directors (as defined in the Certificate of Incorporation). Subject to the provisions of Article X, nominations of persons for election as Equity Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing Directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.2(b) and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 2.2(b).

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered or mailed to and received at the principal executive offices of the Corporation (x) not less than 90 days nor more than 120 days prior to the meeting, or (y) if less than 100 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to shareholders, not later than the close of business on the tenth day following the day on which notice of the meeting was made, or if earlier, the day on which such public disclosure was made.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (1) as to each person whom the shareholder proposes to nominate for election as a Director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and series, if any, and number of shares of stock of the Corporation which are beneficially owned by the person (for purposes of the regulations under Sections 13 and 14 of the Exchange Act) and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the shareholder giving the notice (i) the name and address, as they appear in the Corporation’s records, of the shareholder proposing such nomination, (ii) the class and series, if any, and number of shares of stock of the Corporation which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Exchange Act), (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as an Equity Director if elected.

No person shall be eligible for election as an Equity Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.2(b). If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(c) Nominees for election as Class B-1 Directors, Class B-2 Directors and Class B-3 Directors (as such terms are defined in the Certificate of Incorporation) shall be selected by the respective Class B Nominating Committees as provided in IV.

(d) Subject to the provisions of Article X, a vacancy, howsoever occurring, in a directorship shall be filled in the manner specified in the Certificate of Incorporation.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such times and at such places, within or without the state of Delaware, as shall be fixed by resolution of the Board of Directors.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or a majority of the members of the Board of

Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

Section 2.5 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, the Vice Chairman of the Board, or the Chief Executive Officer (in that order), or in their absence, inability or unwillingness, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the Directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

Section 2.6 Quorum; Vote Required for Action. (a) Subject to the provisions of Article X, at all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

(b) If a quorum is not present at any meeting of the Board of Directors, then the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(c) Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 2.7 Telephonic Meetings. Directors, or any committee of Directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.7 shall constitute presence in person at such meeting.

Section 2.8 Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts), and the written consent or consents are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 2.9 Reliance Upon Records. Every Director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Section 2.10 Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s or their votes are counted for such purpose if (i) the material facts as to such person’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to such person’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 2.11 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a Director or committee member. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.12 Presumption of Assent. Unless otherwise provided by the laws of the State of Delaware, a Director who is present at a meeting of the Board of Directors or of a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE III

Committees of the Board of Directors

Section 3.1 Committees. Subject to the provisions of Article X, the Board of Directors shall have an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and any additional committees it may designate from time to time by resolution passed by a majority of the whole Board of Directors, with each committee to consist of one or more of the Directors of the Corporation.

Section 3.2 Executive Committee. Subject to the provisions of Article X, the Executive Committee shall consist of such number of Directors as may be elected from time to time by the Board. Whenever the Board is not in session, and subject to the provisions of applicable law, the Certificate of Incorporation or these Bylaws, the Executive Committee shall have and exercise the authority of the Board in the management of the Corporation. A majority of the Executive Committee shall constitute a quorum necessary to transact business.

Section 3.3 Audit Committee. The Audit Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be elected from time to time by the Board. The Board of Directors shall adopt a charter setting forth the responsibilities of the Audit Committee. A majority of the Audit Committee shall constitute a quorum necessary to transact business.

Section 3.4 Compensation Committee. The Compensation Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be elected from time to time by the Board. The Compensation Committee shall oversee the compensation and benefits of the employees and management of the Corporation. A majority of the Compensation Committee shall constitute a quorum necessary to transact business.

Section 3.5 Nominating Committee. Subject to the provisions of Article X, the Nominating Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be determined from time to time by the Board. Subject to the provisions of Article X, the Committee shall review the qualifications of potential candidates for the Equity Directors and shall propose nominees for the Equity Directors who are nominated by the Board. Subject to the provisions of Article X, in making their nominations, the Nominating Committee and the Board of Directors shall take into consideration that (i) the Board of Directors shall have meaningful representation of a diversity of interests, including floor brokers, floor traders, futures commission merchants, producers, consumers, processors, distributors and merchandisers of commodities traded on Chicago Mercantile Exchange Inc. (the “Exchange”) or Board of Trade of the City of Chicago, Inc. (the “CBOT”), participants in a variety of pits or principal groups of commodities traded on the Exchange or the CBOT and other market users or participants; (ii) at least 10% of the members of Board of Directors shall be composed of persons representing farmers, producers, merchants or exporters of principal commodities traded on the Exchange or the CBOT; and (iii) at least 20% of the members of the Board of Directors shall be composed of persons who do not possess trading privileges on either the Exchange or the CBOT, are not salaried employees of the Corporation and are not officers, principals or employees who are involved in operating the futures exchange related business of a firm entitled to members’ rates on either the Exchange or the CBOT. Notwithstanding the foregoing, the Nominating Committee shall include the Chief Executive Officer of the Corporation as a nominee for an Equity Director at any annual meeting of shareholders at which his or her term is scheduled to expire; provided, that if such term expiration occurs during the Transition Period, the Chief Executive Officer shall be nominated as a CME Director. Subject to the provisions of Article X, a majority of the Nominating Committee shall constitute a quorum necessary to transact business.

Section 3.6 Committee Governance. Subject to the provisions of Article X, the Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Subject to the provisions of Article X, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Subject to the provisions of law and subject to the provisions of Article X, any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee may adopt rules for its governance not inconsistent with the provisions of these Bylaws.

ARTICLE IV

Class B Nominating Committees

Section 4.1 Class B Nominating Committees. The holders of shares of Class B-1 Common Stock; Class B-2 Common Stock; and Class B-3 Common Stock, shall each elect a nominating committee for their respective class (each, a “Class B Nominating Committee”). Each Class B Nominating Committee shall be composed of five members.

Section 4.2 Election. Each Class B Nominating Committee shall nominate, by letter directed to the Chairman of the Board not later than 90 days prior to an annual meeting, candidates for election to such Committee at such annual meeting. Each Class B Nominating Committee shall nominate up to 10 candidates. Such nominations shall include, as part of or in addition to such candidates, (i) any candidate who is nominated by the holders of at least 100 shares of Class B-1 Common Stock, in the case of the Class B Nominating Committee representing such class, (ii) any candidate who is nominated by the holders of at least 100 shares of Class B-2 Common Stock, in the case of the Class B Nominating Committee representing such class, and (iii) any candidate who is nominated by the holders of at least 150 shares of Class B-3 Common Stock, in the case of the Class B Nominating Committee representing such class; provided, however, in the case of any such nominations, the nomination is submitted in writing and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee. The five nominees receiving the greatest number of votes for a particular Class B Nominating Committee shall be elected to such Committee. In the event of a vacancy, howsoever occurring, in a committee position, the candidate in the most recent election for such position who received the next highest number of votes to the last person currently serving shall be named to fill such vacancy.

Section 4.3 Director Nominations. Each Class B Nominating Committee shall be responsible for assessing the qualifications of candidates to serve as Directors to be elected by the particular class. Not less than 90 days but not more than 120 days prior to an annual meeting of shareholders at which a Class B-1 Director, a Class B-2 Director or a Class B-3 Director is to be elected, the applicable Class B Nominating Committee(s) shall select nominees for election to such directorship. Such Class B Nominating Committee(s) shall select, subject to the provisions of the Certificate of Incorporation, up to two nominees for each directorship to be filled by the applicable class of Class B Common Stock at such meeting. In addition to such nominee(s), the nominations in the proxy statement mailed to shareholders in conjunction with the annual meeting of shareholders shall include, as part of or in addition to such nominee(s), (i) any nominee who is nominated by the holders of at least 100 shares of Class B-1 Common Stock, in the case of the Class B Nominating Committee representing such class, (ii) any nominee who is nominated by the holders of at least 100 shares of Class B-2 Common Stock, in the case of the Class B

Nominating Committee representing such class, and (iii) any nominee who is nominated by the holders of at least 150 shares of Class B-3 Common Stock, in the case of the Class B Nominating Committee representing such class; provided, however, in the case of any such nominations, the nomination is submitted in writing and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee and is submitted to the Corporate Secretary no later than ten days from the date of the announcement of the Class B nominees. All nominees shall meet the requirements, if any, in the Certificate of Incorporation, in these Bylaws or in the Consolidated Rules of the Exchange for service on the Board of Directors. No nominee shall be a candidate for more than one directorship. If a nominee withdraws, dies, becomes incapacitated or disqualified to serve, the applicable Class B Nominating Committee shall, as quickly as practicable, submit a new nominee to the Chairman of the Board. Each Class B Nominating Committee shall submit its nominee(s) in writing to the Chairman of the Board. Such writing shall set forth as to each nominee for election or re-election as a Director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are owned (or, under the rules of the Corporation, would be recognized as a permitted transferee), and (4) such person’s written consent to serving as a Director if elected. A nominee may be disqualified if the nominee does not abide by the proxy rules and regulations under Section 14(a) of the Securities Exchange Act of 1934 and the rules established by the Corporation.

ARTICLE V

Board Officers; Executive Officers

Section 5.1 Board Officers; Executive Officers; Election; Qualification; Term of Office. Subject to the provisions of Article X, the Board of Directors shall elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors shall also elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and may elect one or more Assistant Secretaries and one or more Assistant Treasurers. Subject to the provisions of Article X, any number of offices may be held by the same person. Subject to the provisions of Article X, each Board officer and executive officer of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 5.2 Resignation; Removal; Vacancies. Any Board officer or executive officer of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the Board officer or executive officer to whom it is directed, without any need for its acceptance. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. Subject to the provisions of Article X, the Board of Directors may remove any Board officer or executive officer with or without cause at any time by an affirmative vote of the majority of the Board of Directors, but such removal shall be without prejudice to the contractual rights, if any, of such officer with the Corporation. Subject to the provisions of Article X, a vacancy occurring in any Board or executive office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

Section 5.3 Powers and Duties of Board Officers and Executive Officers. Subject to the provisions of Article X, the Board officers and executive officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE VI

Stock Certificates and Transfers

Section 6.1 Certificates; Uncertificated Shares. The shares of the Corporation’s stock shall be represented either by book entries on the Corporation’s books, if authorized by the Board of Directors, or by certificates signed by, or in the name of the Corporation by its Chairman of the Board, a Vice Chairman of the Board, its Chief Executive Officer, its President or a Managing Director, and may be countersigned by its Secretary or an Assistant Secretary, certifying the number of shares owned by such shareholder in the Corporation. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar continued to be such at the date of issue. Upon the request of the registered owner of uncertificated shares, the Chief Executive Officer or his designee shall send to the registered owner a certificate representing such shares.

In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the Chief Executive Officer or his designee shall send to the registered owner of shares of Common Stock of the Corporation a written notice containing (i) (A) a full statement of the designations, relative rights, preferences and limitations of the shares of the class and series issued or transferred, so far as the same have been determined and the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series; or (B) a declaration that the Corporation will furnish to the shareholder, upon request and without charge, a statement containing the information described in the preceding clause (A); (ii) a statement that the Corporation is organized under the laws of the State of Delaware; (iii) the name of the person to whom the uncertificated shares have been issued or transferred; (iv) the number and class of shares, and the designation of the series, if any, to which such notice applies; and (v) any restrictions on transfer of the shares, in accordance with Section 202 of the Delaware General Corporation Law. The notice referred to in the preceding sentence shall also contain the following statement: “This notice is merely a record of the rights of the addressee as of the time of its issuance. Delivery of this statement, of itself, confers no rights on the recipient. This notice is neither a negotiable instrument nor a security.”

Section 6.2 Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such shareholder’s legal representative, to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.3 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with the transfer restrictions applicable to such shares under the Certificate of Incorporation, these Bylaws or rules of the Corporation and any other applicable transfer restrictions of which the Corporation shall have notice, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 6.4 Transfers of Uncertificated Stock. Except as otherwise required by law, uncertificated shares of the Corporation’s stock shall be transferable in the manner prescribed in these Bylaws. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person’s attorney lawfully constituted in writing and written instruction to the Corporation containing the following information: (i) the class of shares, and the designation of the series, if any, to which such notice applies; (ii) the number of shares transferred; and (iii) the name, address and taxpayer identification number, if any, of the party to whom the shares have been transferred and who, as a result of such transfer, is to become the new registered owner of the shares. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.5 Special Designation on Certificates. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences, and the relative, participating, optional or other special rights of each class of stock, or series thereof, and the qualifications limitations or restrictions of such preferences and/or rights.

Section 6.6 Stock Transfer Agreements. Subject to the provisions of the Certificate of Incorporation, the Corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes, or series thereof, of stock of the Corporation to restrict the transfer of such shares owned by such shareholders in any manner not prohibited by the General Corporation Law of Delaware.

Section 6.7 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6.8 Other Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VII

Notices

Section 7.1 Manner of Notice. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, whenever notice is required to be given to any shareholder, Director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, or by transmitting it via telecopier, to such shareholder, Director or member, either at the address of such shareholder, Director or member as it appears on the records of the Corporation or, in the case of such a Director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of shareholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

Section 7.2 Dispensation with Notice. (a) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any shareholder to whom (i) notice of two consecutive annual meetings of shareholders, and all notices of meetings of shareholders or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such shareholder at the address of such shareholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such shareholder shall not be required. Any action or meeting which shall be taken or held without notice to such shareholder shall have the same force and effect as if such notice had been duly given. If any such shareholder shall deliver to the Corporation a written notice setting forth the then current address of such shareholder, the requirement that notice be given to such shareholder shall be reinstated.

(b) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Section 7.3 Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice.

ARTICLE VIII

Indemnification

Section 8.1 Right to Indemnification. In addition and subject to the indemnification provisions contained in the Certificate of Incorporation, and subject to applicable law, the following Sections of this Article VIII shall apply with respect to any person subject to the indemnification provisions of the Corporation.

Section 8.2 Prepayment of Expenses. The Corporation may pay or reimburse the reasonable expenses incurred in defending any proceeding in advance of its final disposition if the Corporation has received in advance an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VIII or otherwise. The Corporation may require security for any such undertaking.

Section 8.3 Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 8.4 Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise.

Section 8.5 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a Director, officer, employee, partner or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

Section 8.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

General

Section 9.1 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, magnetic tape, diskette, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 9.2 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 9.3 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation’s Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any Section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

Section 9.4 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 9.5 Dividends. The Board of Directors, subject to any restrictions contained in the General Corporation Law of Delaware or the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid only in cash or in property. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

ARTICLE X

Transition Period Matters

Section 10.1 General. The provisions of this Article X are intended to reflect certain transitional matters set forth in that certain Agreement and Plan of Merger, dated as of October 17, 2006, as amended (the “Merger Agreement”), among the Corporation, CBOT Holdings, Inc., a Delaware corporation, and the CBOT.

Section 10.2 Directors.

(a) As of the Effective Time (as defined in the Merger Agreement), the Board of Directors of the Corporation shall consist of 30 members, including 24 Equity Directors, three Class B-1 Directors, two Class B-2 Directors and one Class B-3 Director. Until the annual meeting of shareholders to be held in 2010 (the “2010 Annual Meeting”), at least ten Equity Directors shall be CBOT Directors.

(b) At the Effective Time, the Board of Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. The terms of the initial Class I Directors shall expire at the first annual meeting of shareholders of the Corporation to be held after the Effective Time; the terms of the initial Class II Directors shall expire at the second annual meeting of shareholders of the Corporation to be held after the Effective Time; and the terms of the initial Class III Directors shall expire at the third annual meeting of shareholders of the Corporation to be held after the Effective Time. At the Effective Time, the Board of Directors shall initially consist of the following members appointed to the following classes (each of which, in the case of the CME Directors (as defined below) and the CBOT Directors (as defined below) shall have been designated as set forth in Section 1.7 of the Merger Agreement): (i) [CME Designee 1] (Class I), [CME Designee 2] (Class I), [CME Designee 3] (Class I), [CME Designee 4] (Class I), [CME Designee 5] (Class I), [CME Designee 6] (Class II), [CME Designee 7] (Class II), [CME Designee 8] (Class II), [CME Designee 9] (Class II), [CME Designee 10] (Class II), [CME Designee 11] (Class III), [CME Designee 12] (Class III), [CME Designee 13] (Class III) and [CME Designee 14] (Class III) (collectively, the “CME Directors,” which term shall also be deemed to refer to any replacement for a CME Director elected in accordance with the applicable provisions of this Article X); (ii) [CBOT Designee 1] (Class I), [CBOT Designee 2] (Class I), [CBOT Designee 3] (Class I), [CBOT Designee 4] (Class II), [CBOT Designee 5] (Class II), [CBOT Designee 6] (Class II), [CBOT Designee 7] (Class III), [CBOT Designee 8] (Class III), [CBOT Designee 9] (Class III) and [CBOT Designee 10] (Class III) (collectively, the “CBOT Directors,” which term shall also be deemed to refer to any replacement for a CBOT Director elected in accordance with the applicable provisions of this Article X); and (iii) [Class B Designee 1] (Class I), [Class B Designee 2] (Class I), [Class B Designee 3] (Class II), [Class B Designee 4] (Class II), [Class B Designee 5] (Class III) and [Class B Designee 6] (Class III). Notwithstanding any other provision hereof, during the period starting on the date of the adoption of these Bylaws and ending on the first business day prior to the 2010 Annual Meeting (the “Election Period”) (i) it shall be a qualification for any Director to be nominated or elected by the Board of Directors to replace any CME Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a Director of the Corporation during the Election Period) that such replacement Director shall have been designated by the CME Nominating Representatives (as defined below) and (ii) it shall be a qualification for any Director to be nominated or elected by the Board of Directors to replace any CBOT Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a Director of the Corporation during the Election Period) that such replacement Director shall have been designated by the CBOT Nominating Representatives (as defined below). During the period starting on the date of the adoption of these Bylaws and ending on the first business day following 2010 Annual Meeting (the “Transition Period”), at least two CBOT Directors shall at all times be Non-Industry Directors. For purposes of these Bylaws, “Non-Industry Director” means any individual who (i) does not possess trading privileges on the Exchange or the CBOT, (ii) is not a salaried employee of the Corporation, (iii) is not an officer, principal or employee who is involved in operating the futures exchange related business of a firm entitled to members’ rates on the Exchange or CBOT and (iv) who qualifies as an independent Director under the applicable listing standards of the New York Stock Exchange, the Nasdaq Global Select Market and any other securities exchange upon which the Corporation’s securities are listed during the Transition Period.

(c) During the Transition Period, the Nominating Committee of the Board of Directors shall be composed of six Directors, consisting of (i) four CME Directors (the “CME Nominating Representatives”) designated from time to time by the Transition Period Chairman (as defined below) and (ii) two CBOT Directors (the “CBOT Nominating Representatives”) designated from time to time by the Transition Period Vice Chairman (as defined below). Each CME Nominating Representative and CBOT Nominating Representative serving on the Nominating Committee shall qualify as an independent Director under the applicable listing standards of the New York Stock Exchange, the Nasdaq Global Select Market and any other securities exchange upon which the Corporation’s securities are listed during the Transition Period. During the Transition Period, the Nominating Committee shall exercise all power and authority of the Board of Directors with respect to designation of persons as the nominees of the Board of Directors for election to, or designating persons to fill vacancies on, the Board of Directors as set forth in this Article X.

(d) Prior to each meeting of the shareholders during the Election Period at which the term of office of any CME Director is expiring or at which any replacement for a CME Director is to be elected, the CME Nominating Representatives shall designate a nominee for election to such position to the Nominating Committee, and prior to each meeting of the shareholders at which the term of office of any CBOT Director is expiring or at which any replacement for a CBOT Director is to be elected, the CBOT Nominating Representatives shall designate a nominee for election to such position to the Nominating Committee. At any meeting of the shareholders during the Election Period at which Directors are to be elected, the Nominating Committee shall nominate, or cause to be nominated, before the nominations are closed and the vote taken, the nominee(s) designated by the CME Nominating Representatives or the CBOT Nominating Representatives, as applicable, pursuant to the foregoing. At any meeting of the shareholders at which Directors are to be elected during the Election Period, neither the Board of Directors nor any committee thereof (excluding, for the avoidance of doubt, any Class B Nominating Committee) shall nominate (or cause there to be nominated) as a Director any person not designated as a nominee by either the CME Nominating Representatives or the CBOT Nominating Representatives, as applicable, pursuant to the foregoing.

(e) Notwithstanding Article Five E. or G. of the Corporation’s Certificate of Incorporation, during the Election Period, if any CME Director is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot or will not continue to serve as a member of the Board of Directors, the CME Nominating Representatives shall have the exclusive power on behalf of the entire Board of Directors to designate a person to fill such vacancy, and if any CBOT Director is removed from the Board of Directors, becomes disqualified, resigns, retires, dies, or otherwise cannot or will not continue to serve as a member of the Board of Directors, the CBOT Nominating Representatives shall have the exclusive power on behalf of the entire Board of Directors to designate a person to fill such vacancy, in each case, subject to the approval of a majority of the Directors then remaining in office.

Section 10.3 Executive Committee. Until the 2010 Annual Meeting, the Executive Committee of the Board of Directors shall be composed of eight Directors, consisting of (i) the Transition Period Chairman and four CME Directors designated from time to time by the Transition Period Chairman and (ii) the Transition Period Vice Chairman and two CBOT Directors designated from time to time by the Transition Period Vice Chairman. Until the 2010 Annual Meeting, the Board of Directors and the Executive Committee shall cause the Transition Period Chairman to be appointed as the Chairman of the Executive Committee and the Transition Period Vice Chairman as the Vice Chairman of the Executive Committee. Until the 2010 Annual Meeting, if any CME Director who is a member of the Nominating Committee is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve in such position, his replacement shall be selected by the Transition Period Chairman, and if any CBOT Director who is a member of the Nominating Committee is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve in such position, his replacement shall be selected by the Transition Period Vice Chairman.

Section 10.4 Transition Period Chairman. The Chairman of the Board of Directors of the Corporation immediately prior to the Effective Time shall hold the position of Chairman of the Board of the Directors immediately after the Effective Time until the 2010 Annual Meeting. Until the 2010 Annual Meeting, any vacancy in the position of Chairman of the Board of Directors (whether as a result of the removal, disqualification, resignation, retirement, death or incapacity of the Chairman) shall be filled by a majority vote of CME Directors then in office. Notwithstanding anything to the contrary contained herein or in the Corporation’s Certificate of Incorporation, during the period ending at the 2010 Annual Meeting, the Chairman of the Board of Directors may only be removed from office if such removal is approved by both (i) a majority the entire Board of Directors and (ii) a majority of the CME Directors then in office. The individual serving as the Chairman of the Board of Directors at any time during the period starting as of the date of the adoption of these Bylaws and ending at the 2010 Annual Meeting pursuant to this Section 10.4 is referred to as the “Transition Period Chairman”.

Section 10.5 Transition Period Vice Chairman. The Chairman of the Board of Directors of CBOT Holdings, Inc. immediately prior to the Effective Time shall hold the position of Vice Chairman of the Board of Directors immediately after the Effective Time until the 2010 Annual Meeting. Until the 2010 Annual Meeting, any vacancy in the position of Vice Chairman of the Board of Directors (whether as a result of the removal, disqualification, resignation, retirement, death or incapacity of the Vice Chairman) shall be filled by a majority vote of CBOT Directors then in office. Notwithstanding anything to the contrary contained herein or in the Corporation’s Certificate of Incorporation, during the period ending at the 2010 Annual Meeting, the Vice Chairman of the Board of Directors may only be removed from office if such removal is approved by both (i) a majority the entire Board of Directors and (ii) a majority of the CBOT Directors then in office. The individual serving as the Vice Chairman of the Board of Directors at any time during the period starting as of the date of the adoption of these Bylaws and ending at the 2010 Annual Meeting pursuant to this Section 10.5 is referred to as the “Transition Period Vice Chairman”.

Section 10.6 Tender Offer. Until the consummation of the tender offer contemplated by Section 6.18 of the Merger Agreement (the “Tender Offer”), there shall be a committee of the board comprised of the CBOT Directors (the “Tender Offer Committee”). The Tender Offer Committee shall have no authority to take any action on behalf of the Corporation unless the Corporation shall not have (i) commenced the Tender Offer on the terms set forth in Section 6.18 of the Merger Agreement within 30 business days after the Effective Time or (ii) consummated the Tender Offer on the terms set forth in Section 6.18 of the Merger Agreement within 90 days after the Effective Time, in either of which events the sole authority of the Tender Offer Committee, exercisable by a majority vote of the members of such committee, shall be to cause the Corporation to commence and consummate the Tender Offer on the terms set forth in Section 6.18 of the Merger Agreement.

Section 10.7 Amendments. During the Transition Period, the affirmative vote of a majority of the CME Directors and a majority of the CBOT Directors shall be required to alter or amend, or adopt any provision inconsistent with, or repeal, in whole or in part, Article II, Article III, Article V or Article X of these Bylaws.

Section 10.8 Actions of the Board. During the Transition Period, the affirmative vote of at least a majority of the entire Board of Directors shall be required to constitute Board action, except as otherwise specifically provided in Section 10.2 of this Article X.